                                                                    EXHIBIT 10.5

                                   AGREEMENT

    AGREEMENT entered by and between Chronimed Inc., a Minnesota corporation ("CHMD") and LXN Corporation, a Delaware corporation ("LXN") executed and deemed effective November 24, 1998 (the "Effective Date").

    WHEREAS, LXN is the owner of certain proprietary know-how, technology and patent rights ("Proprietary Technology," as defined in more detail below) relating to blood glucose test strips and meters, and

    WHEREAS, CHMD desires to obtain a worldwide, non-exclusive, license to manufacture, distribute, market and sell a blood glucose test embodying the Proprietary Technology developed by LXN, all on the terms and conditions set forth herein below;

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1.  DEFINITIONS

    1.1 "Proprietary Technology" shall mean the technology embodied in that certain blood glucose test strip and glucose test algorithm of the Duet(R) meter as the same exists in the current Duet(R) Glucose Control System commercially provided by LXN as of the Effective Date.

    1.2 "Licensed Product(s)" shall mean any glucose Test System or glucose Test Strip marketed by CHMD which embodies, is made using, or otherwise incorporates the Proprietary Technology (a "Proprietary Test System" or "Proprietary Test Strip," respectively). For Purposes of this Agreement, "Test System" shall mean any device capable of measuring analyte in a sample (i.e., blood or other bodily material), but not including a Test Strip; and "Test Strip" shall mean any device containing chemical reagents to which a sample is applied which allows analysis of an analyte by a Test System.

    1.3 "Net Revenues" shall mean CHMD's gross revenues for sales of Proprietary Test Strips by CHMD or its Affiliates to non-affiliated third parties, less any separately itemized shipping charges, sales or exercise taxes paid directly by CHMD, normal and customary trade discounts, returns, rebates and allowances.

    1.4 "Royalty Year" shall mean annual period commencing Ninety (90) days from the date of the Food and Drug Administration (FDA) registration (i.e., clearance by the FDA of a 510(k) application for a Proprietary Test Strip) or April 1, 2000 whichever occurs first and continuing each year thereafter during the term of this Agreement.

    1.5 "Dollar(s) shall mean United States Dollars. All royalty due for sales in countries foreign to the United States shall be converted (for the purpose of calculation only)
into equivalent United States funds at the rate set forth in The Wall Street
                                                             ---------------
Journal (U.S., Eastern Edition) for the last business day of the calendar
-------
quarter for which such royalties are owed.

    1.6 "Affiliates(s)" shall mean any corporation or other business entity controlled or under common control with CHMD for so long as such control exists. For this purpose "control" shall mean direct and indirect beneficial ownership of at least fifty one percent (51%) of the voting stock of, or at least a fifty one percent (51%) interest in the income of such corporation or other business entity.

2.  GRANT OF LICENSE

   2.1 Subject to the terms and conditions stated herein, LXN grants to CHMD and CHMD accepts a non-exclusive, worldwide non-transferable (except as set forth in Section 9.1 below) right and license under the Proprietary Technology to make, have made, use, distribute, market and sell Licensed Product(s) including the right to have any or all of the foregoing performed by an Affiliate.

   2.2 During the first four years of this Agreement, LXN shall not grant to a third party rights with respect to the Licensed Product(s) royalty structures more favorable to such third party than as provided to CHMD under this Agreement without first offering such more favorable royalty structure to CHMD.

   2.3 Subject to CHMD's performance of its obligations under this Agreement and upon LXN's prior written approval, not to be unreasonably withheld, CHMD may assign any CHMD rights licensed or granted in Section 2.1; provided, however, that such assignment shall be solely for the purpose of permitting CHMD to engage the services of Licensed Product(s) manufacturers, sales representatives, dealers and other persons to assist CHMD in its performance under this Agreement and the same shall not alleviate CHMD of its obligations hereunder.

   2.4 LXN and CHMD agree that CHMD receives no licenses or rights whatsoever, by implication or otherwise, with respect to any other LXN patents, patent applications, trademarks, technology or other intellectual property except for the rights to the Proprietary Technology as specifically granted herein; and upon termination of this Agreement, other than as to inventory in CHMD's possession at the time of termination, CHMD shall have no further right to use LXN Proprietary Technology, distribute, market or sell the Licensed Products(s). Upon termination of this Agreement, CHMD shall retain the sole ownership of and rights to any manufacturing technologies, know-how, processes, or devices related to the Licensed Product(s) production or design independently developed by CHMD during the term of this Agreement. LXN may not, during the term of this Agreement nor after its expiration, duplicate any Licensed Product(s) design feature, technology, or formula enhancement developed by CHMD in each case to the extent such duplication would infringe the valid claim of an issued patent without the express written consent of CHMD.

   2.5 In consideration for the license and other rights conveyed herein, and in addition to the royalties identified below, CHMD shall pay [***] to LXN on or before December 15, 1998.

[***] CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AN EXCHANGE COMMISSION.

    2.6 CHMD shall notify LSN on or before June 1, 1999, whether CHMD, in its sole discretion, elects to manufacture, have made, market or sell a blood glucose Proprietary Test System. In the event CHMD elects to manufacture, have made, market or sell such a Proprietary Test System, CHMD shall pay to LXN, at the time of CHMD's notice, an additional lump sum payment of [***]. In the event CHMD elects not to manufacture, have made, market or sell such Proprietary Test Systems, the license granted under Section 2.1 above shall be limited to Proprietary Test Strips and CHMD shall have no license with respect to Proprietary Test Systems or Proprietary Technology related thereto (i.e., the subject matter claimed in that certain U.S. Patent Application number [***] and the remaining terms of this Agreement shall remain intact and fully in force.

    2.7 In consideration of the rights granted and other obligations of the parties herein, the parties agree that during the term of this Agreement that neither party shall directly or indirectly make, have made, market, sell, have sold or otherwise distribute any Test Strip (including without limitation a Proprietary Test Strip) which at the time of the first commercial sale of such Test Strip is compatible and could be used with a Test System then being distributed commercially by or on behalf of the other party hereto.

3.  LICENSED PRODUCT(S) ROYALTIES

    3.1 CHMD shall pay to LXN royalties on all CHMD sales of Proprietary Test Strips during the first five Royalty Years as follows payable in Dollars:

         (a) [***] of Net Revenues on all Proprietary Test Strip sales up to [***] during a Royalty Year;

         (b) [***] of Net Revenues on all Proprietary Test Strip sales between [***] and [***] during any Royalty Year; and

         (c) [***] of Net Revenues on all Proprietary Test Strip sales exceeding [***] during a Royalty Year.

    3.2 CHMD shall pay to LXN royalties on all CHMD sales of Proprietary Test Strips occurring after the first five Royalty Years as follows:

         (a) [***] of Net Revenues on all Proprietary Test Strip sales up to [***] during a Royalty Year;

         (b) [***] of Net Revenues on all Proprietary Test Strip sales between [***] and [***] during a Royalty Year; and

         (c) [***] of Net Revenues on all Proprietary Test Strip sales exceeding [***] during a Royalty Year.

    3.3 CHMD shall pay to LXN, upon the commencement of the first Royalty Year (as defined herein), a lump sum payment of [***]. The advance of [***] shall off-set dollar-for-dollar the first

[***] CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[***] in royalties to become due and payable to LXN based on Net Revenues generated during the first Royalty Year.

    3.4 In addition to the guaranteed royalty to be paid upon commencement of the first Royalty Year, CHMD guarantees payment to LXN of [***] in minimum royalties each of the second, third and fourth Royalty Years. If the total royalties paid to LXN during one of the foregoing Royalty Years are less than the minimum guaranteed royalty, then, together with the last royalty payment for such Royalty Year pursuant to Section 3.5 below, CHMD shall pay to LXN an amount equal to the difference of the minimum guaranteed royalty and the royalties paid or payable to LXN pursuant to Section 3.1 above.

    3.5 CHMD shall pay all royalties on Net Revenues due LXN, on a calendar quarterly basis in Dollars within 45 days following the quarter for which royalties are paid. CHMD shall furnish LXN, with each royalty payment, a statement specifying total Licensed Product(s) sales for which royalties have been earned during the royalty quarter and the corresponding royalties paid. CHMD will at all times during the term of this Agreement and two (2) years thereafter keep and maintain complete and accurate books of accounting containing records of Licensed Product(s) sales, billing, and accounts receivable data in sufficient detail to enable royalties payable to be computed and verified. CHMD will permit LXN or its representatives to audit such records at LXN's expense upon reasonable notice to CHMD; provided, however, if a variation or error producing an underpayment in amounts payable hereunder exceeding [***] of the amount paid for any period covered by the audit is established in the course of any such audit, whereupon all costs relating to the audit and any unpaid amounts that are discovered shall be paid by CHMD, together with interest on such unpaid amounts at the rate set forth in Section 3.7(a) below.

    3.6 In the event CHMd shall fail to pay a minimum royalty as required under Sections 3.3 or 3.4, LXN's exclusive remedy with respect to such non-payment of a minimum royalty shall be to terminate the license granted under this Agreement, and LXN shall have no other remedy of claim of damages of any nature with respect to such non-payment of minimum royalty. The restriction of remedy provided in this Section 3.6 shall not preclude any other remedy LXN may have with respect to any other possible non-performance or breach by CHMD.

    3.7 In the event CHMD's non-performance or breach, LXN shall be entitled to the following remedies:

         (a) Subject to Section 3.6, if CHMD is in default on any payment due under this Agreement, the amount in arrears will bear the interest from the date of the default until the amount is paid in full, at a rate equal to the maximum rate allowed by the State of California. This interest will be compounded annually from the date of default and shall be payable on demand.

         (b) LXN may terminate this Agreement, and such termination will be without prejudice to any other rights or claims LXN may have against CHMD.

[***] CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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         (c)  Because CHMD's breach of this Agreement may cause LXN irreparable harm for which money is inadequate compensation, LXN will be entitled to injunctive relief to enforce this Agreement, in addition to damages and other available remedies.

4.  LXN COVENANTS, REPRESENTATIONS, AND WARRANTIES

    4.1 LXN hereby represents and warrants that to the best of its knowledge it owns all the Proprietary Technology and has all rights necessary to grant the license described in Section 2.1 under the terms contained herein.

    4.2  Nothing in this Agreement shall be construed as:

         (a) A warranty or representation by LXN as to the scope or validity or enforceability of any Proprietary Technology; or

         (b) A warranty or representation that anything made, use, sold under the license granted will be free from infringements of patents or other rights of any third parties; or

         (c) An obligation or requirement that LXN file or prosecute any patents applications or secure or maintain any intellectual property rights in the Proprietary Technology; or

         (d) Conferring any right on CHMD or its Affiliates, to use in advertising, publicity, or any other manner any trademark or trade name of LXN without prior written consent; or

         (e) A warranty or representation that any product sold or services performed by CHMD, or its Affiliates, whether embodying, made using or otherwise incorporating by Proprietary Technology or not, is safe, efficacious, or in compliance with any law or regulations.

    4.3 LXN represents that it will make appropriate technical personnel available for two (2) day meetings in Minnesota, to review the technology involved in the Proprietary Technology and discuss ways of facilitating its use by CHMD.

    4.4 The execution and delivery by LXN of this Agreement and any other documents contemplated hereby, and the performance by LXN of any of its obligations herein will not conflict with, result in a breach or violation of the terms or conditions of, or constitute a default under any contract or agreement of LXN, its Articles of Incorporation or By-laws, or any order, judgment, statute, rule or regulation to which LXN is subject.

    4.5 The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors of LXN and this Agreement constitutes a valid and binding agreement of LXN in accordance with its terms.

5.  CHMD COVENANTS, REPRESENTATIONS, AND WARRANTIES

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    5.1  CHMD has or will have the ability to manufacture, distribute, market and sell the Licensed Product(s) worldwide and will diligently pursue it.

    5.2 The Licensed Product(s) shall be (i) manufactured in accordance with high quality control standards and procedures appropriate for medical devices of this nature, (ii) free from all defects in workmanship, of merchantable quality, fit for the particular purpose intended, and (iii) manufactured in accordance with all applicable federal, state,laws, rules, or regulations including, but not limited to, FDA requirements.

    5.3 The execution and delivery by CHMD of this Agreement and any other documents contemplated hereby, and the performance by CHMD of any of its obligations herein will not conflict with, result in a breach or violation of the terms or conditions of, or constitute a default under any contract or agreement of CHMD, its Articles of Incorporation or By-laws, or any order, judgment, statute, rule or regulation to which CHMD is subject.

    5.4 The execution, delivery, and performance of this Agreement have been duly authorized and approved by the board of directors of CHMD and this Agreement constitutes a valid and binding Agreement of CHMD in accordance with its terms.

6.  INDEMNIFICATION

    6.1 Subject to Section 6.4, below LXN shall indemnify and hold CHMD harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses) incident to any suit, action or proceeding brought by a third party arising out of or resulting from:

         (a) The breach or inaccuracy of any warranty or representation by LXN herein;

         (b) Any breach or failure to perform by LXN of any material term, covenant, or condition herein;

         (c) Any act or omission of LXN, its officers, employees, or agents in the performance of its obligations or conduct of its business under this Agreement.

     6.2 In the event CHMD incurs any damage, judgment or expense, including but not limited to attorneys fees or additional license or royalties fees, arising out of any third party claim alleging that CHMD's exploitation of the Proprietary Technology or exercise of the license granted herein constitutes infringement of third party proprietary or intellectual property rights, CHMD shall have the right to off-set any sums due or coming due LXN under this Agreement by the amount of such CHMD damages, judgment or expense, without loss of the license granted by LXN to CHMd herein. Notwithstanding the foregoing, CHMD shall have no right of off-set under this Section 6.2 or otherwise with respect to any infringement or alleged infringement arising out of or resulting from: (i) use of intellectual property or technologies other than the Proprietary Technology, including in completed products or equipment or any assembly, combination, method or process in which the Proprietary Technology is used when the infringement would not result when the Proprietary Technology is

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used alone, or (ii) use of the Proprietary Technology in applications or for purposes not licensed or contemplated under this Agreement.

     6.3 Subject to Section 6.4 below, CHMD shall indemnify and hold LXN harmless from and against any and all liabilities, losses, damages, claims, deficiencies, costs and expenses (including, without limitation, reasonable attorney fees and other costs and expenses) incident to any suit, action or proceeding brought by a third party arising out of or resulting from:

         (a) The breach or inaccuracy of any warranty or representation by CHMD herein;

         (b) Any breach or failure to perform by CHMD of any material term, covenant, or condition herein;

         (c) Any act or omission of CHMD, its officers, employees, or agents in the performance of its obligations or conduct of its business under this Agreement; or

         (d) The manufacture, sale or use of the Licensed Product(s) by or on behalf of CHMD, including products liability.

     6.4  A party (the "Indemnitee") that intends to claim indemnification under
Section 6.1 or 6.3 above, as applicable, shall: (i) promptly notify the indemnifying party (the "Indemnitor") in writing of any suit, action, or other proceeding brought by third parties in respect of which the Indemnitee intends to claim such indemnification hereunder, (ii) provide the Indemnitor sole control over the defense and settlement of such suit, action, or other proceeding, and (iii) provide Indemnitor, at Indemnitor's expense and request, with reasonable assistance and full information with respect to such suit, action or other proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 6 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Article 6. Notwithstanding the foregoing, the Indemnitor shall have no obligations for any suit, action or other proceeding if the Indemnitee seeking indemnification makes any admission, settlement or other communication regarding the same without the prior written consent of Indemnitor, which consent shall not be unreasonably withheld. Without limiting the foregoing, the Indemnitee shall have the right to participate in any such suit, action or other proceeding with counsel of its own choice at its expense; and in all cases, Indemnitor shall keep the Indemnitee fully informed of the progress of any suit, action, or other proceeding it controls under this Section 6.4. For purposes of the indemnification obligations to a party pursuant to this Article 6, such party shall be deemed to include its directors, officers and employees.

7.   TERM & TERMINATION

     7.1 This Agreement shall have an initial term of ten (10) years following the Effective Date, unless otherwise earlier terminated as set forth herein. This Agreement shall renew for successive one year terms only by a written agreement executed by the Parties.

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     7.2  Either party shall have the right to terminate this Agreement in the event of any of the following:

          (a) A party breaches the Agreement and does not cure such breach within (30) days after notice from the non-breaching party specifying the nature of such breach, including failure by CHMD to make timely royalty payments to LXN as specified herein.

          (b) The dissolution, insolvency, bankruptcy or appointment of a trustee or receiver for a party, whether voluntary or involuntary.

     7.3 Termination of this Agreement for any reason shall not relieve a party of any obligation owing at the time of termination. In the event this Agreement is terminated for any reason, CHMD shall provide LXN with a written inventory of all Licensed Products that CHMD and its Affiliates have in inventory and CHMD and its Affiliates shall have the right to sell or otherwise dispose of such Licensed Products, all subject to the payment to LXN royalties pursuant to
Article 3 hereof. Articles 1, 8 and 9 and Sections 3.5, 6.1, 6.3 and 6.4 shall survive the expiration and any termination of this Agreement. In addition, in the event of termination of this Agreement for breach pursuant to Section
7.2(a) above, the obligations of the breaching party (but not the terminating party) under Section 2.7 shall continue for a period of one (1)-year after the effective date of such termination. Except as otherwise provided in this Article 7, all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

8.   CONFIDENTIALITY

     8.1 The parties acknowledge that the transactions herein will require the exchange of information which is or may be confidential or proprietary. As used herein, the term "Confidential Information" shall mean (i) proprietary information of any of the parties; (ii) information marked or designated by any of the parties as confidential; (iii) information, whether or not in written form and whether or not designated as confidential, which is known to a party as being treated as confidential by the other party; and (iv) information provided to any party by third parties which any party is obligated to keep as confidential. Confidential Information includes, but is not limited to, discoveries, ideas, designs, specifications, drawings, techniques, models, data, programs, documentation, processes, know-how, customer lists, marketing plans, and financial and technical information. Confidential Information shall not ' include any information of a party now or hereafter (i) voluntarily disseminated by that party to the public, or (ii) which otherwise becomes part of the public domain through lawful means.

     8.2 Each party hereby acknowledges that each party's Confidential Information is and shall continue to be the exclusive property of such party, whether or not disclosed or entrusted to the under this Agreement. Each party agrees to exercise the highest degree of care in safeguarding the Confidential Information of the other party against loss, theft, or other inadvertent disclosure, and agrees generally to take all steps necessary to ensure the maintenance of confidentiality.

     8.3 Upon termination of this Agreement, or as otherwise reasonably requested, each party agrees to deliver promptly to the owning party all Confidential Information of the owning party, in all forms and copies, that may bc in the non-owning party's possession or under its control.

     8.4 Each party acknowledges that any disclosure of Confidential Information in violation of this Agreement will cause irreparable harm to the owning party. If a party fails to abide by the requirements of this Section 8, the other party will be entitled to specific performance immediate issuance of a temporary restraining order or preliminary injunction, and to judgment for any damages caused by such breach, as well as expenses and reasonable attorneys fees incurred in enforcement of these rights, in addition to and not to the exclusion of any other remedies provided in equity or at law.

     8.5 The terms of this Section 8, and the rights and obligations created herein, shall survive the termination of this Agreement for any reason.

     8.6 Any written communication, including press releases, regarding the fact of this Agreement or any terms hereunder shall be mutually approved in writing prior to its publication.

9.   MISCELLANEOUS

     9.1 This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors, and assigns. This Agreement and the various rights and obligations herein may not be assigned without the mutual written consent of the parties. Notwithstanding the foregoing, either party shall have the right to assign this Agreement to a party that succeeds to all or substantially all of the assigning party's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement.

     9.2 Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery, 24 hours after deposit with an overnight express delivery service, or 72 hours after deposit in the United States mail, postage fully prepaid, addressed to the respective party:

If to CHMD:

Chronimed Inc.
10900 Red Circle Drive
Minnetonka, MN 55343-9126
Arm: President

With copy to:
Chronimed Inc.
10900 Red Circle Drive
Minnetonka, MN 55343-9126
Attn: General Counsel

If to LXN:

LXN Corporation
5830 Oberlin Drive
San Diego, CA 92121
Attn: President

With copy to:


or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

     9.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its choice of law provisions.

     9.4 This Agreement contains the entire understanding between the parties with respect to the subject matter herein and supercedes any prior understandings and agreements among them regarding the same.

     9.5 In the event of any action by a party under this Agreement to enforce any of its terms, it is agreed that the prevailing party shall be entitled to recovery of its costs and reasonable attorneys fees in bringing or defending such action.

     9.6 This Agreement or any section hereof shall not be construed against a party due to the fact that the Agreement or any section was drafted by that party.

     9.7 If any provision of this Agreement or application of a provision is held to be invalid or unenforceable, the remainder of this Agreement and the enforceability thereof shall not be affected by such determination.

     9.8 Any failure or delay by a party to enforce this Agreement or any right herein shall not constitute in any instance a waiver of such right or ability to obtain a permitted remedy.

     9.9 This Agreement may not be amended or supplemented except by a written instrument signed by the parties. Any action by a party contrary to or in modification of the terms of this Agreement shall not create a new agreement among the parties unless specifically consented to in writing by the non-acting parting.

     9.10 Any dispute that arises between the parties with respect to the performance of this Agreement shall be submitted to binding arbitration by the American Arbitration Association (or such other arbitration agreed to in writing by the Parties) to be determined and resolved by said association under its rules and procedures in effect at the time of the submission. The final arbitration decision shall be enforceable throughout the courts of the State of Minnesota and the State of California.

     9.11 CHMD agrees to mark and require its Affiliates to mark, all Licensed Products sold with all applicable patent numbers or otherwise conform to patent laws and practices of the country in which such Licensed Products are sold.

     9.12 The relationship of CHMD and LXN established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between CHMD and LXN. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

     9.13 Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, to prospective and other investors and such party's accountants, attorneys and other professional advisors.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.

CHRONIMED INC.                    LXN CORPORATION

By: /s/ Senior V.P. of CHMD       By: /s/  Randy Nelson
   ------------------------          -----------------------

Its: Senior V.P.                  Its: President & CEO
   ------------------------          -----------------------